Exhibit 10.33

AMENDMENT NO. 1

TO

THE RYLAND GROUP, INC.

PERFORMANCE AWARD PROGRAM

The Compensation Committee of the Board of Directors of The Ryland Group, Inc. (the “Corporation”), pursuant to its power and authority to amend the Performance Award Program (“Award Program”), amends the Award Program effective as of January 1, 2005, to confirm that the Plan is exempt from the requirements of section 409A of the Internal Revenue Code as a short-term deferral program described under Treas. Reg. 1.409A-1(b)(4).

Accordingly, the Award Program is amended by adding the following sentence to the end of the Section titled “Distribution of Performance Awards”:

“Notwithstanding anything in the Award Program to the contrary, all payments of performance awards shall be made to Participants within two and one-half months following the end of year during which the participant becomes vested in the performance award.”

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the Corporation, effective as of January 1, 2005.

ATTEST/WITNESS	THE RYLAND GROUP, INC.

____________________________________________________	By:________________________________________________

Print Name:__________________________________________	Print Name:_________________________________________

Date:______________________________________________